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AMENDMENT TO THE BY-LAWS

November 20, 1986

Indemnification

        In lieu of the existing Section 7 of Article VII of the by-laws of the Corporation, the following Section 7 is substituted therefore:

        SECTION 7.    Except to the extent prohibited by then applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation, (other than a judicial action or suit brought by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person acted in bad faith or breached his duty of loyalty or engaged in intentional misconduct or knowingly violated the law.

        The following new Sections 8 through 17 are added to Article VII of the by-laws of the Corporation:

        SECTION 8.    Except to the extent prohibited by then applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an agent (as defined hereinabove in Section 7) against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, proceeding or settlement thereof.

        SECTION 9.    Any indemnification under Section 7 or 8 hereinabove (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by legal counsel in a written opinion that such person acted in bad faith or breached his duty of loyalty or engaged in intentional misconduct or knowingly violated the law.

        SECTION 10.    Notwithstanding the other provisions of this Article, to the extent that an agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such agent shall be indemnified against all expenses incurred in connection therewith.

        SECTION 11.    Except as limited by Section 12 of this Article, expenses incurred in any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by legal counsel in a written opinion, that, based upon the facts known to the board or counsel at the time such determination is made, such person acted in bad faith or breached his duty of loyalty or engaged in intentional misconduct or knowingly violated the law.

        SECTION 12.    Any indemnification under Sections 7, 8, 9 and 10 or advance under Section 11 of this Article, shall be made promptly, and in any event within forty-five (45) days, upon the written request of the agent, unless with respect to applications under Sections 9 and 11, a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors that such agent acted in a manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the agent. In the event no quorum of disinterested directors is obtainable, the board of directors shall promptly direct that legal counsel decide whether the agent acted in the manner set forth in such Sections as to justify the Corporation's not indemnifying or making an advance to the agent. The right to indemnification or advances as granted by this Article shall be enforceable by the agent in any court of competent jurisdiction, if the board or legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within forty-five (45) days. The agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

        SECTION 13.    The indemnification provided by this Article shall not be deemed exclusive of any other rights to which an agent seeking indemnification may be entitled under the law, any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        SECTION 14.    The Corporation may purchase and maintain insurance on behalf of any person who is or was agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

        SECTION 15.    For purposes of this Article, references to the "Corporation" shall include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee, or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

        SECTION 16.    For purposes of this Article, references to "other enterprises" in Sections 7 and 15 shall include employee benefit or stock option plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, trustee or agent of the Corporation which imposes duties on, or invoices services by, such director, officer, employee or agent with respect to any employee benefit or stock option plan, its participants, or beneficiaries.

        SECTION 17.    If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

AMENDMENT TO THE BY-LAWS

October 8, 1987

Directors

        In lieu of the existing Section 1 of Article III of the by-laws of the Corporation, the following Section 1 is substituted therefor:

        SECTION 1.    The number of directors which shall constitute the whole board shall be nine. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

AMENDMENT TO THE BY LAWS

July 18, 1989

Meetings of Stockholders

        In lieu of the existing Section 5 of ARTICLE II of the ByLaws of the Corporation, the following Section 5 is substituted therefor:

        SECTION 5.    Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Stockholders owning at least ten (10) percent of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

AMENDMENT TO THE BY-LAWS

September 13, 1990

        In lieu of the existing Section 1 of Article III of the By-Laws of the Corporation, the following Section 1 is substituted therefor:

        SECTION 1.    The number of directors which shall constitute the whole board shall be ten. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

AMENDMENT TO THE BY-LAWS

August 20, 1991

        In lieu of the existing Section 1 of Article III of the By-Laws of the Corporation, the following Section 1 is substituted therefor:

        SECTION 1.    The number of directors which shall constitute the whole board shall be eleven. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

AMENDMENT TO THE BY-LAWS

November 8, 1991

        In lieu of the existing Section 1 of Article III of the By-Laws of the Corporation, the following Section 1 is substituted therefor:

        SECTION 1.    The number of directors which shall constitute the whole Board shall be ten. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

AMENDMENT TO THE BY-LAWS

February 4, 1992

        In lieu of the existing Section 1 of Article III of the By-Laws of the Corporation, the following Section 1 is substituted therefor:

        SECTION 1.    The number of directors which shall constitute the whole Board shall be nine. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

AMENDMENT TO THE BY-LAWS

August 20, 1992

        In lieu of the existing Section 1 of Article III of the By-Laws of the Corporation, the following Section 1 is substituted therefor:

        SECTION 1.    The number of directors which shall constitute the whole board shall be eight. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

AMENDMENT TO THE BY-LAWS

October 14, 1997

        On August 8, 1997, the Board of Directors unanimously decided to amend Section 1, Article III of the By-Laws of Alcide Corporation to reduce the size of the Board of Directors to four members effective October 14, 1997.

        In Lieu of the existing Section 1 of Article III of the By-Laws of the Corporation, the following Section I is substituted therefore:

        SECTION 1. The number of directors which shall constitute the whole board shall be four. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

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AMENDMENT TO THE BY-LAWS November 20, 1986
AMENDMENT TO THE BY-LAWS October 8, 1987
AMENDMENT TO THE BY LAWS July 18, 1989
AMENDMENT TO THE BY-LAWS September 13, 1990
AMENDMENT TO THE BY-LAWS August 20, 1991
AMENDMENT TO THE BY-LAWS November 8, 1991
AMENDMENT TO THE BY-LAWS February 4, 1992
AMENDMENT TO THE BY-LAWS August 20, 1992
AMENDMENT TO THE BY-LAWS October 14, 1997